EXHIBIT 6.3

REG A ORDER FORM
6800 Paragon Place, Suite 200
Richmond, VA 23230

This Reg A Order Form is between WealthForge Securities, LLC, a Virginia limited liability company (“Company”), and the party identified below (“Client”).

Client Name: Hylete, Inc.	Contact Name: Ron Wilson
Notice Address: 560 Stevens Avenue	Contact Email: rwilson@hylete.com
City, State: Solana Beach, California	State of Incorporation: CA
Zip Code: 92075	Entity Type: Corporation

REG A ORDER FORM EFFECTIVE DATE	3-1-2018	INITIAL REG A SERVICES TERM	3/1/2018 thru 8/31/2018

YOUR PRICE

Engagement Fee†	$15,000
Bank Transaction Fee	100 bps
Network Success Fee	100 pbs
Number of Concurrent Live Offerings	1
Regulatory Filing Service Fee*	$350

† Client commits to paying the Engagement Fee when the parties agree to engage in Live Offering Services. All fees paid are non-refundable. See the full Reg A Order Form for more details.

* Regulatory Filing Service Fee is per form plus applicable state-imposed fees ($50 - $1,500 each).

The entire Reg A Order Form, including this cover page, and all addenda and amendments are incorporated by reference into the Master Services agreement between the parties linked here: www.wealthforge.com/hubfs/MSA/MSA_03.01.18.pdf

[✔] If checked here, the parties enter into the Master Services Agreement together with the Reg A Order Form contemporaneously as of the Reg A Order Form Effective above.

[_] If checked here and this Reg A Order Form is incorporated by reference into the Master Services Agreement between the parties effective ______________.

RW        By initialing here Client's signatory certifies that (i) he or she is Client’s duly authorized representative; (ii) in that capacity, has reviewed and accepts both the Master Services Agreement and the Reg A Order Form available at the above-referenced links; and (iii) understands that the Master Services Agreement and Reg A Order Form together with this fully-executed Reg A Order Form Cover Page and all addenda and amendments comprise the agreement between the parties regarding Company's provision of Services for Reg A Offerings and are incorporated by reference. As described in the T&Cs, the parties may enter into one or more Deal Sheets at a later date that, when fully-executed, are also incorporated into the Master Services Agreement.

The parties agree that the attached addendum modifies the Agreement and is incorporated by reference.

The parties each cause this Reg A Order Form to be duly executed by an authorized representative as of the Order Form Date above.

Client Name: Hylete, Inc.	WealthForge Securities, LLC
Signature: /s/ Ron Wilson	Signature: /s/ Bill Robbins
Title: CEO	Title: CEO
Date: 3/2/2018	Date: 3/2/2018

Order Form Addendum

The terms of the Master Services Agreement is amended as follows:

1.	In conducting Base Transaction Services, Company often requires additional documentation and information after a Subscriber submits an order to assess the Subscriber’s eligibility to become an Investor (“Additional Information”). Based on requests and reports from Company, Client shall contact Subscribers to collect Additional Information and manage the process of collecting Additional Information and submitting it to Company. The Assumptions in Section 4(b) of the Master Services Agreement expressly apply to Client’s obligation under this provision.

2.	Except as set forth in this Addendum, the MSA, including the terms of the Reg A Order Form, are unaffected and continue in full force and effect.

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REG A OFFERING SERVICES ORDER FORM

I.	General Reg A Provisions

1.	Reg A Services

This Reg A Order Form governs Company’s provision of Services for Reg A Offerings. The Reg A Services and related Fees are set forth in Part II, below. This Reg A Order Form is incorporated into the Master Services Agreement between the parties.

2.	Reg A Term

Reg A Services begin on the Reg A Order Form Effective Date as set forth on the Order Form Cover Page. The Reg A Order Form Cover Page also specifies the Services Initial Term for Reg A Services. Unless a party gives ten (10) days’ written notice of non-renewal (“Non-Renewal Notice”), the Services under the Reg A Order Form will renew for consecutive three (3) month periods (each, a “Reg A Renewal Term”). The Initial Services Term together with all Reg A Renewal Terms is the Reg A Services Term.

3.	Reg A- specific Definitions

“Reg A Qualification” means the Company and all relevant regulatory authorities, including the SEC and FINRA, have approved the Offering to accept subscriptions.

“Form 1-A Documents” means Offering Materials for a Reg A Offering, including particularly Client’s Form 1-A related to the Offering and all attachments.

4.	Omnibus Client Obligations

The following apply to Client for all Services under this Reg A Order Form:

a.    Offering and Advertising Materials. Client shall create, and is solely responsible for, all statements in Offering Materials. Client shall ensure that Offering Materials: (x) do not contain an untrue statement of material fact; and (y) do contain all material facts so that all statements in all Offering Materials are not misleading. Client shall amend Offering Materials, if necessary, to correct any untrue statement of material fact, or to state a required material fact or a fact necessary to make the statements not misleading. Client shall promptly notify Company of all changes to Offering Materials for Company’s advanced approval. All Advertising Material must be approved in writing by Company prior to use. Once approved, Offering Materials may only be used for Offerings for which Company is providing Live Offering Services subject to a fully-executed Deal Sheet. Client shall not use Offering Materials that reference Company unless Company has approved the Offering Materials in writing in each instance and unless Company is performing Live Offering Services for the Offering.

b.    Diligence Documents. Client shall provide Company with all due diligence materials and information reasonably requested by Company about an Offering, including, without limitation, financial statements, technical reports, and other information concerning Client’s business, operations, assets, liabilities, financial condition and prospects. Client shall make available officers of Client with responsibility for financial affairs and business operations to answer inquiries from Company, Subscribers, and Prospective Subscribers.

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II.	Reg A Services and Related Fees

5.	Diligence Services and Fees

a.  Diligence Services.

(i)	After the Reg A Order Form Effective Date. After the Reg A Order Form Effective Date, Company will provide Client with (x) a list of Offering Materials that Company requires from Client to conduct the Diligence Services; and (y) a method to provide Offering Materials to Company. Within thirty (30) days of the Reg A Order Form Effective Date, Client shall (x) provide the required Offering Materials via the method Company specifies; and (y) notify Company that the Offering Materials are available for review. Client may request one 30-day extension using a form provided by Company. Company shall accept the first extension request and may accept additional extensions in its sole discretion.

(ii)	Diligence Services Period. Company shall confirm that it will perform Diligence Services for the corresponding Offering in writing upon an initial review of the Offering Materials. (“Diligence Services Confirmation”).

(iii)	Company shall provide the following as part of the Diligence Services:

1. Conduct Bad Actor Checks on Covered Persons.

2. Provide independent diligence services on claims Client makes in its Offering Materials.

3. Review and provide feedback regarding Offering Materials.

b.  Diligence Services Work Product. The end product of the Diligence Services is a “Diligence Report Call” as follows: Company’s representatives will have a conference call with Client about the Offering to indicate (i) that the Offering meets Company’s standards to commence distributing subscription agreements to Prospective Subscribers and to discuss Company’s provision of Live Offering Services; or (ii) does not meet Company standards with a list of deficiencies and the recommended steps for Client to take for the Offering to meet Company’s standards to commence distributing subscription agreements to Prospective Subscribers so that Company can provide Live Offering Services. After the Diligence Report Call, either Company or Client may end the Diligence Services for the Offering at any time upon written notice to the other party (“Diligence End Notice”).

c.  Diligence Services for Subsequent Offerings. Client shall request that Company perform Diligence Services for a second and all subsequent Offerings by providing the required Offering Materials via the method Company specifies as set forth in the list Company provides in Section 5(a) of this Reg A Order Form, above, and notifying Company that the Offering Materials are available for review for the new Offering. Subsequently, the parties shall follow the process set forth in this Section 5 (a) – (b) for the new Offering.

d. Diligence Fee

The Reg A Order Form may provide for a separate Diligence Fee in addition to the Engagement Fee for Diligence Service or Company may provide Diligence Services as part of the Engagement Fee. If there is a separate Diligence Fee stated, the Diligence Fee stated is per Offering submitted to Company and is due upon full-execution of the Deal Sheet for the Offering.

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e. Additional Provisions that apply before Reg A Qualification during Diligence Services

(i)	Upon written approval from Company after the Diligence Report Call, Client may submit the Form 1-A Documents to the SEC listing Company as the broker-dealer on the Offering.

(ii)	Client shall submit to Company all the Form 1-A Documents for advance review and approval substantially in the form that Company submits to the SEC. Client shall notify Company that that Client has sent the Form 1-A Documents to the SEC within one business day of submission. Upon receipt of that notice, Company shall file the Form 5110 related to this Offering to FINRA.

(iii)	Company and Client will use reasonable efforts to address comments from the SEC and FINRA related to the Offering during the qualification process.

(iv)	Each party may elect whether to engage in Live Offering Services in its discretion, including if the SEC or FINRA does not approve the Offering.

6.	Live Offering Services

a.  If the Client desires to engage Company to provide Live Offering Services, Client and Company may enter into a fully-executed Deal Sheet specifying Services that Company will provide for an Offering. Generally, Company will provide Diligence Services for an Offering before executing a Deal Sheet, but it may provide Diligence Services after executing a Deal Sheet. Live Offering Services for a Reg A Offering are generally comprised of Base Transaction Services (further described in Section 7, below) and Regulatory Filing Services (further described in Section 8, below). If specified in the Deal Sheet, Live Offering Services may also include Network Services (further described in Section 9, below), and Additional Services (further described in Section 10, below). Company does not intend to enter into more concurrent Deal Sheets for Live Offering Services than the “Number of Concurrent Live Offerings” as set forth in the Order Form. Company is not obligated to perform Live Offering Services until it accepts the Offering as signified by a fully-executed Deal Sheet. Company’s provision of Live Offering Services includes Company’s and Client’s use of the System, as further described in Section 11, below.

b.  If a Client desires Offering Services for an Offering and if the Client is not the Issuing Party, Client will execute the Deal Sheet together with the Issuing Party. In that case, (x) the Client’s obligations under Order From, which include the obligations of the MSA, apply jointly and severally to the Client and the Issuing Party for the corresponding Offering; and (y) Company performs Live Offering Services for the benefit of the Issuing Party

c. Client’s Performance for Live Offering Services

The obligations of this Section 6(c) apply under a fully-executed Deal Sheet for Live Offering Services.

(i)      The System and Order Processing. Client shall ensure that each Prospective Subscriber for which Company will perform Services is given the option to submit orders via the System if the System accommodates the Prospective Subscriber. Company may accept orders outside of the System, including when the System does not accommodate a Prospective Subscriber. Client shall utilize documentation and process as Company requires to make Client’s Offering Materials accessible to Subscribers through the System to review and sign.

(ii)     Acceptance of Orders. Client may, in its sole discretion, accept or reject any order initiated by a Subscriber until a closing of the Individual Investment has occurred. Client shall accept or reject an order initiated by a Subscriber within a reasonable time period as requested by Company. Prospective Subscribers will subscribe for the Securities offered in an Offering pursuant to a Purchase Agreement in form and substance approved by Company. Company shall not unreasonably withhold or delay its approval of the Purchase Agreement. The Purchase Agreement will specify the price and other terms and conditions applicable to an Offering. Company does not hold Subscriber’s funds, and all funds raised are held in escrow or trust until released to the Client or refunded to the Subscriber.

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(iii)    Escrow. Client shall provide all reasonable cooperation with respect to the escrow account established for an Offering. Company’s standard payment method for Subscribers is via ACH; however, Company does support payment by check for an additional fee, as set forth below.

(iv)   Exclusivity. Unless otherwise stated in the Deal Sheet, the Company is the exclusive provider of Live Offering Services, which means no other party, including the Client, may provide all or any part of Live Offering Services for an Offering subject to a fully-executed Deal Sheet. Client shall not accept funds in an Offering unless Company processes those funds. Additionally, Client may not engage Outside Service Providers for an Offering without Company’s written consent. To the extent Client or its affiliates have previously solicited or intend to solicit Subscribers for an Offering, Client shall ensure that all Subscribers will participate in an Offering through Company and that Client and its affiliated persons are not required to register as a broker or dealer under the Exchange Act. Selling efforts by Client’s associated persons conducted in accordance with 17 C.F.R. 240.3a4-1 are not prohibited under this section or the MSA.

(v)    All written Offering Materials are subject to Company’s review and approval before Client may make the materials available to Prospective Subscribers, which Company shall not unreasonably withhold or delay.

d.  Engagement Fee and Implementation Fee

(i)          The Engagement Fee is a fee to engage Company to provide Live Offering Services. Upon execution of the Reg A Order Form, Client commits to paying the Engagement Fee if the parties fully-execute a Deal Sheet.

(ii)       The Reg A Order Form may state an Implementation Fee. The Implementation Fee if the parties fully-execute a Deal Sheet.

7.	Base Transaction Services

a.  Base Transaction Services

The Company conducts the following Base Transaction Services as part of Live Offering Services for an Offering unless modified in the Deal Sheet or other writing:

(i)	Process investments by Subscribers and execute accepted orders. Company may provide reports to Client regarding Offering status.

(ii)	Company facilitates execution of a tri-party escrow agreement between Company, Client, and a bank that serves as an escrow agent and trustee of Subscriber funds in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. Company directs payments from Subscribers into a third-party escrow account and notifies the escrow agent of a request to distribute funds to Client (and to Company for Fees Client owes Company) to effectuate a closing of each Individual Investment.

(iii)	Maintain records for all closed Individual Investments.
(iv)	Provide ACH payment processing services for Subscribers.
(v)	Provide Anti-Money Laundering (“AML”) monitoring services.
(vi)	Conduct OFAC checks on each Subscriber and applicable parties related to the Client.
(vii)	Provide FinCEN checks on each Investor, for 6 months after the completion of each Individual Investment.
(viii)	Make commercially reasonable efforts to comply with Bad Actor Check requirements.
(ix)	Conduct investor suitability and/or “know-your-client” diligence.
(x)	Company provides the System as the primary means for Subscribers to submit information to the Company as set forth in the Common T&Cs.

b.  Base Transaction Fee. The Base Transaction Fee is generally a flat per-investor fee and is set forth in the Order Form Cover Page.

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8.	Regulatory Filing Services

a.  Company provides Regulatory Filing Services as follows unless the Client and Company agree in a Deal Sheet or other writing: Company shall file on Client’s behalf all required federal and state filings, including notice filings. For a Reg A Offering, Regulatory Filing Services specifically includes Company’s filing of Form 5110.

b.  Regulatory Filing Service Fee. Client shall pay Company the per-filing rate set forth in the Order Form Cover Page, plus all filing costs for each jurisdiction, which vary by jurisdiction.

9.	Network Services

a. Network Services

(i)     If Company notifies Client it will provide Network Services for an Offering, Client will accept Network Services subject to a fully-executed Deal Sheet.

(ii)      Network Services means Company will provide an introduction of an Offering to one or more Network Members in its sole discretion (“Wholesale Introductions”). In making Wholesale Introductions, the Company may share information about the Offering, including Confidential Information pertaining to the Offering, with Network Members.

(iii)   Company may marketing the Offering through Network Services in its discretion. Company reserves the right to amend or discontinue Network Services marketing efforts.

(iv)    As allowed by Company in its sole discretion, interested Network Members may, in turn, introduce Prospective Subscribers to an Offering, including distributing Offering Materials (“Retail Introductions”). Retail Introductions may include introductions to all types of Prospective Subscribers that a Network Member has a relationship with or develops a relationship with, including institutional investors.

b. Provisions pertaining to Network Services

(ii)	Company may act as the exclusive managing broker-dealer of a syndicate of broker- dealers in connection with an Offering.

(iii)	When Network Services are used in an Offering and when the Company allows a Network Member to make Retail Introductions, Company agrees to use its diligent and reasonable efforts to cause Network Members to comply with law and regulation applicable to making Retail Introductions. Company complies with the requirement in the preceding sentence for Network Members that Company has a mutually-executed agreement with if Company (x) contractually binds Network Members in those agreements to comply with all such obligations; (y) periodically confirms with Network Members that they understand and are in compliance with the foregoing obligations, and (z) promptly investigates any reasonable suspicions Company may have that a Network Member is not in compliance with the applicable obligations.

(iv)	Network Members making Retail Introductions for an Offering are third-party beneficiaries of Client’s representations and warranties under the MSA, including those under this Order Form.

(v)	If a Network Member elects to engage in Retail Introductions, Company may provide the Network Member with its own access and use of the System.

(vi)	Company is not responsible or liable for commissions or other payments due to a Network Member pursuant to Client’s or a third party’s agreements, promises or representations to or with the Network Member.

(vii)	As with all of its Services, Company makes no guarantee that Client will raise funds in an Offering or meet its fundraising goals in its provision of Network Services.

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c. Fees for Network Services

(i)           Client will pay Company a Company Network Success Fee as set forth in the Order Form if a Network Member introduces an Investor to an Offering. Company Network Success Fee may be modified in the Deal Sheet or as otherwise agreed in writing and are generally a flat percentage of Gross Proceeds of an Offering based on Network-Identified Gross Proceeds. “Network-Identified Gross Proceeds” are Gross Proceeds of an Offering from Individual Investments attributable to Subscribers who become Investors that Network Members introduce to an Offering through Retail Introductions.

(ii)         The “Network Member Commission” is an additional percentage of Network- Identified Gross Proceeds identified by one or more Network Members that are registered broker- dealers. The Network Member Commission compensates a Network Member for making a Retail Introduction that becomes an Investor. Therefore, Company must re-allow to Network Members all Network Member Commissions that it receives, including amounts Company retains out of escrow upon an Escrow Release. Company shall return to Client all amounts of Network Member Commissions it does not re-allow.

10.	Additional Fees and Services

a.  Escrow Fee.    Company may charge a fee for administration of escrow accounts if agreed in advanced.

b.  Payment Services. The following are additional fees that always apply to Subscriber payments unless otherwise stated in the Deal Sheet:

(i)  If Client elects to accept checks as a form of payment for Securities, there is a $400.00 per month “Lock Box Fee” associated with the additional administration of compliant check handling.

(ii)  Not Sufficient Funds (NSF) Fee: $50.00 for each returned payment

c.  Company may provide other Services to Client as agreed in a mutually-executed writing, including a Deal Sheet.

11.	The System

a.  Live Offering Services System License and Conditions. Company utilizes the System to perform Live Offering Services. When a fully-executed Deal Sheet is effective, unless otherwise stated, Company grants to Client a personal, limited, revocable, non-exclusive, non-sub- licensable license to install, access and use the functionality of the System described below solely for use in connection with sending subscription information to Company from Subscribers in an Offering. Client may provide access to the System to Users (i) via the Invest Button and Dynamic Tombstone to members of the public who may be Prospective Subscribers; (ii) via a client moderator log in to Client’s employees and agents to utilize certain functionality of the System to facilitate and track an Offering; and (iii) if there are Affiliated Representatives, via Rep Order Entry to submit subscriptions on behalf of Prospective Subscribers. All access and use by Users are subject to this Agreement. Users are bound by the System’s terms and conditions when using the System. If there is a conflict between this Agreement and the terms of use or privacy policy for the System as it relates to a User’s use of the System, the System’s terms of use and privacy policy control. Client is responsible for the acts and omissions of Users. Company must approve Client’s use of the Invest Button and Dynamic Tombstone in each instance. If the Invest Button or Dynamic Tombstone is posted on or distributed by a Marketing Site, Company must approve the Marketing Site and the posting in each instance in writing and Company may require that the Marketing Site execute an agreement to allow the Invest Button to be posted. Client is responsible for ensuring the Marketing Site follows law and regulation and terms of use applicable with Marketing Site’s provision of services to Client. Certain aspects of the System may be available to Client during the Term when Company is not providing Live Offering Services. Client and its Users are bound by this Agreement when using the System.

b.    For each Offering Company accepts for Live Offering Services in a Deal Sheet, Company provides the System as the primary means for Subscribers to submit information to the Company. As to the Client, the System is comprised of the following parts:

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(i)      The Invest Button® – provides Users that are Prospective Subscribers with an online process to subscribe to an Offering including the ability to review and sign Offering Materials. Company may confirm and approve that the Offering is compatible with the System for each Offering in its sole discretion. The Invest Button may be embedded within a Dynamic Tombstone™, which allows for a standardized display of the key aspects of the Offering.

(ii)     The System also allows client moderator access to Client and its approved agents, including review of certain information regarding an Offering allowed by Company, applicable law and regulation and the Agreement. During the Term, the System also provides Client access to copies of Offering Materials. Upon termination of the Agreement, Company will terminate Client’s access to documentation on the System. Company may make certain aspects of the System available to Client during the Term even when Company is not providing Live Offering Services.

(iii)    If Client has one or more Affiliated Representatives, Company may allow client to use the Rep Order Entry functionality of the System. “Rep Order Entry” allows Affiliated Representatives, as Users, to send subscription information on behalf of prospective subscribers in Offerings to Company when Company is provided Placement Services for that Offering. Company may make certain aspects of Rep Order Entry available to Affiliated Representatives during the Term even when Company is not providing Live Offering Services.

c.    Initial Configuration. Company will provide one configuration that will apply to each Invest Button under this Order Form as follows:

(i) Choice of color scheme

(ii) Integration of Client’s logo and images

(iii) Display of Client’s text content

Client will provide license to Company for use of its logo, images, and content for use in the System and Company will receive full indemnity for all claims arising from use of Client’s logo, images and content as set forth in Section 7(a) of the MSA.

d.   Hosting and Technical Support. Company shall provide hosting through Amazon Web Services or another comparable hosting service. If Client requests, Company will provide Client with the technical specifications of its third-party hosting services and shall notify Client in writing of any change in the hosting provider or technical specifications.

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REG A DEAL SHEET

[DATE]

This Deal Sheet is between WealthForge Securities, LLC, a Virginia limited liability company (“Company”), and _________ (“Client”) and is incorporated by reference into the Master Services Agreement between the parties effective ___________ and more specifically apply to Company’s provision of Reg A Services under the Reg A Order Form effective ___________ between the parties. If there is a conflict between the MSA or the Reg A Order Form, this Deal Sheet controls.

1.	Offering Identification

a. Name of Offering:

b. Registration Exemption: Regulation A

c. Maximum / Minimum Amount of Raise: 00000/000000

d. Is there a contingency for the first Escrow Release for the Offering:

e. Other Deal Parameters:

2.	Offering Services and Fees

a. Summary of Fees for this Offering

(i)      Engagement Fee:

(ii)     Base Transaction Fee:

$____ for each Investor that is (x) an individual; or (y) a married couple making a joint investment; and

$____ for each Investor that is an entity

(iii)    Network-related Fees:

Company Network Success Fee:

Network Member Commission:    up to ____ bps of Network-Identified Gross Proceeds identified by one or more Network Members that are registered broker- dealers

(iv)    Affiliated Rep Commission:

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(v)     Regulatory Filing Services Fee: ______________ jurisdiction, per filing plus all filing costs for each which vary by jurisdiction.

(vi)	[Diligence Fee: Client owes the following Diligence Fee for Diligence Services previously provided for the Offering:

(v)	Base Transaction Services

(i)	The Base Transaction Fee is a per-investor fee as set forth in Section 2(a), above.

(ii)	Unless otherwise indicated below, Company will perform all the Base Transaction Services as described in Section 7 of the Reg A Order Form for the Offering.

(vi)	Network Services.

(i)	Company shall / shall not provide Network Services for the Offering.

(ii)	The Fees in Section 2 (a) apply to the Offering for Network Services.

(vii)	Affiliated Representative and Placement Services

(i)	Does Client intend to for an Affiliated Representative to perform Placement Services for this Offering? Yes or No: No

(ii)	The Fees in Section 2 (a) apply to the Offering for Network Services.

(viii)	Regulatory Filing Services

(i)	Company shall file on Client’s behalf all required federal and state filings, including notice filings.

3. Additional Services and Provisions

a.	Services under this Deal Sheet end upon the first occurrence of one of the following events:

(i)  the Offering reaches its end date as set forth in an Offering Materials; (ii) the Client abandons the Offering; (iii) the Reg A Services Term ends; (iii) (iv) upon Company’s written notice to Client of a Major Offering Impediment or Client’s breach of Section 3 of the MSA with respect to an Offering. Upon the occurrence of an event in the preceding sentence, (x) the Company shall wind down its Services for the Offering, including corresponding with the escrow agent to facilitate proper distribution of funds; and (y) Client shall cease use of all Offering Materials for the Offering that reference Company.

b.	Add here if needed.

4. Certifications

a.    Client understands the obligations under Section 6(c)(iv) of the MSA that Company is the exclusive provider of the Offering Services for the Offering. No other party other than Company will serve as accommodating broker-dealer for the Offering. Furthermore, Client shall not (i) engage a party other than Company to perform either services commonly known as “placement services” to solicit Prospective Subscriber for the Offering; and (ii) shall not engage a has not and shall not accept funds in the Offering unless Company processes those funds.

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b. The following certifications only applies to the Issuing Party:

(i)       The Issuing Party represents and warrants all its associated persons participating in the sale of securities: (x) are exempt from registration as a broker under the registration safe harbor provided by 17 C.F.R. 240.3a4-1; and (y) will remain exempt from registration as a broker by meeting the conditions and restricting participation in the Offering as set forth in 17 C.F.R. 240.3a4-1.

(ii)      The following additional certification also applies: During the Offering and for six months following the final Escrow Release of the Offering, the Issuing Party agrees to notify Company of an Investor’s transfer or assignment of (x) the Securities; or (y) any of the obligations or rights associated with the Securities.

The parties’ authorized representatives execute this Deal Sheet effective the date first stated above.

COMPANY	CLIENT

By: _______________________________	By: _______________________________

Name: _____________________________	Name: _____________________________

Title: ______________________________	Title: ______________________________

To be signed only if an Affiliated Issuer is the Issuing Party:

Affiliated Issuer acknowledges it has received a copy of the Master Services Agreement, including the Reg A Order From, and agrees to become a party to the Master Services Agreement, for the Offering listed in this Deal Sheet only. For the Purposes of this Offering, reference in the Master Services Agreement, including the Reg A Order Form and this Deal Sheet, to “Client” apply jointly and severally to Client and Affiliated Issuer.

Affiliated Issuer:

Type of Entity:

State of Formation/Incorporation:

Notice Address:

City, State: Zip:

Notice Contact Name:

Notice Email:

AFFLIATED ISSUER

   AFFLIATED ISSUER NAME

By: ___________________________

Name: ________________________

Title: _________________________

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